Exhibit 99.1
Press Release Dated April 5, 2011

Two Rivers Water Co. is Committed to Help Balance Future Water Demands in Colorado through Rotational Fallowing, says CEO John McKowen in CDTV.net Interview

DENVER, April 5, 2011 -- Two Rivers Water Co. (OTCPK: TURV) (www.2riverswater.com) announced today that Chief Executive John McKowen has been interviewed by CDTV.net, (www.CDTV.net) a New York-based online financial network hosted by John Hanna.  McKowen discussed the Denver-based company’s focus on acquiring, developing water and farming resources in Colorado and its commitment to help balance the anticipated future water demands in the Front Range region – the most populous area of the state – and participating in the booming demand in the agricultural markets.  The recent interview is posted on CDTV.net’s site; http://www.cdtv.net/users/content/stock-market-investing-investing-water-and-farmlands-john-mckowen-ceo-two-rivers-water-co and on YouTube; http://www.youtube.com/watch?v=4oLBjQOb3G4

Here are highlights of McKowen’s interview:
•
Having a focus on farming and irrigated farm land, Two Rivers envisions long-term sustainable growth in demand for grains as a basis component of the world’s food supply, especially as the U.S. is the world’s largest producer and exporter of grains.

•
Two Rivers owns majority interest in the Huerfano-Cucharas Irrigation Company (HCIC), which holds significant water rights.  These water rights can be purchased for a small fraction of the restored value, and they are located at a strategically desirable location near the Arkansas River.  HCIC could provide  “new water” to offset the water shortage in Colorado through rotational farm fallowing.  Two Rivers has hired one of the best engineering firms to design and rebuild the dam and ditch system.

•
The company acquired Orlando Reservoir in January, 2011, as well as associated surface flow water rights in Huerfano County located in southern Colorado.  This acquisition puts in place the final piece of the original large storage and surface flow system that was developed in the late 1800s and early 1900s to farm 20,000 plus acres of irrigated farm land.

•
Two Rivers has received a $9.9 million loan approval from the Colorado Water Conservation Board in November, 2010.  The first phase of the loan will be to fund the repairs of the Cucharas Reservoir to comply with the Colorado Division of Water Resource Dam Safety Program requirements.  Once the repairs are completed, Two Rivers will begin the second phase: the permitting process to either completely rehabilitate the existing dam or construct a new roller-compacted concrete dam.  The expected storage is in excess of 42,000 acre feet.

•	There are no competitors for land purchases because no one else can direct water on the previously irrigated farm land.
•	In actively farming exchanged-traded grains (corn and wheat), Two Rivers has established a cash flow and a revenue stream while it continues to acquire additional strategic farm land.

This news release contains “forward-looking statements,” as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future.  Actual results could differ from those projected in any forward-looking statements due to numerous factors.    Such factors include, among others, the inherent uncertainties associated with developing and acquiring land and water resources.  These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.  Although we believe that the beliefs, plans, expectations and intentions contained in the press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate.

###